                                                                    EXHIBIT 99.1



                               AUTHORIZATION FORM
                      Please Read Carefully Before Signing


I hereby appoint Commercial Bank as my agent under the terms and conditions of the Dividend Reinvestment Plan, as described in the Prospectus which accompanied this Authorization Form, to receive any cash dividends that may become payable to me on my shares of Commercial National Financial Corporation Common Stock and to apply such dividends to the purchase of shares as provided in the Plan.

I hereby represent and confirm that I am the holder of record of shares of common stock of Commercial National Financial Corporation and that my principal residence is in the state or country shown below. I hereby undertake to promptly notify Commercial Bank if my state or country of residence changes.

I acknowledge receipt of the Commercial National Financial Corporation Dividend Reinvestment Plan Prospectus and agree to the terms and conditions of the Plan stated in that Prospectus.

I understand that I may revoke this authorization at any time by notifying Commercial Bank in writing of my desire to terminate my participation.

DATE_________________________________________

_____________________________________________        _______________________________________________________________________________
       Shareholder Signature                         State or county (if other than the United States) of residence


_____________________________________________        _______________________________________________________________________________
Joint Shareholder Signature (if jointly held)        State or country (if other than the United States) of residence if jointly held



         THIS IS NOT A PROXY


Return this card only if you wish to join the Plan. An addressed postage paid envelope is provided for that purpose. All owners of joint registration must sign. When signing as trustee, guardian, executor, administrator, or corporate officer, please give your full title.

________________________________________________________________________________
            (IF BENEFICIAL OWNER IS OTHER THAN THE HOLDER OF RECORD)

In addition to the above statements and representations, I hereby represent and confirm that I am the broker or nominee of the beneficial owner of certain shares of common stock of Commercial National Financial Corporation and that the beneficial owner principally resides in the state or country (if other than the United States) of _______________________________. I hereby undertake to promptly notify Commercial Bank if the state or country of residence of the beneficial owner changes.



                                    ____________________________________
                                           Broker or Nominee